UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 24, 2018

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2018, the Board of Directors (the “Board”) of TransEnterix, Inc. (the “Company”) finalized and approved revised compensation arrangements for non-employee directors of the Company that were recommended by the Compensation Committee of the Board (the “Committee”). The following chart summarizes the non-employee director compensation program, which became effective on May 24, 2018:

Annual Retainer for each Non- employee Board Member (1)	Additional Retainer for Committee Chairs			Additional Retainer for Lead Director	Additional Retainer for Committee Members			Annual Equity Award (1)(2)(3)
$40,000	Audit Compensation N&CG	$ $ $	20,000 13,000 10,000	$40,000	Audit Compensation N&CG	$ $ $	9,000 6,000 5,000	50/50 stock options and Restricted Stock Units with a grant date value of approximately $90,000

(1)	Each non-employee director can elect to receive the annual cash compensation in stock. Each non-employee director can also elect not to receive the cash and/or stock compensation.
(2)	The vesting schedule is 25% of the stock option award quarterly on July 1, October 1, January 1 and April 1 following the date of grant. For the restricted stock units, the units remain subject to forfeiture until the first anniversary of the date of grant or, if earlier, the date of the next annual meeting of stockholders.
(3)	Each annual equity award will be for no more than 90,000 shares of common stock.

In addition, when a new director joins the Board, he or she will receive an annual grant of 50% stock options and 50% restricted stock units with a grant date value of approximately $150,000, a vesting schedule of one-third of the award for the first three years after the date of grant for the stock options and three-year cliff vesting for the restricted stock units.

The Board approved the new non-employee director compensation program based on a review of compensation practices at peer companies. The peer companies used were identical to the peer companies used in 2017 to evaluate executive officer compensation practices. The Board believes the updated compensation program will encourage meaningful equity ownership by directors and provide market competitive compensation to attract and retain key director talent as the Company continues to focus on commercialization of its Senhance™ Surgical Robotic System.

The non-employee director compensation program continues the Company’s practice of not paying per-meeting fees. Todd M. Pope, the Company’s Chief Executive Officer and a director, does not receive additional compensation for serving as a director.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	TransEnterix, Inc. Non-Employee Director Compensation Program, effective May 24, 2018.

*	A management contract, compensatory plan or arrangement required to be separately identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: May 29, 2018	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

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